Report of Independent Registered
Public Accounting Firm

To the Board of Managers and
Members of Partners Group
Private Equity, LLC:


In planning and performing our
audit of the financial statements
of Partners Group Private
Equity, LLC (the Fund) as of and for
the year ended March 31, 2015, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Funds internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Funds internal control over
financial reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
A Funds internal control over financial
reporting is a process designed to
provide reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A Funds
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the Fund
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and
that receipts and expenditures of the
Fund are being made only in accordance
with authorizations of management and
managers of the Fund and (3)  provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a Funds assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds internal
control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2015.

This report is intended solely for the
information and use of management and the Board of Managers of Partners Group
Private Equity, LLC and the Securities
and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
June 1, 2015